                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))

                                  AWARE, INC.
                (Name of Registrant as Specified In Its Charter)

                                 NOT APPLICABLE
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement no.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                                  AWARE, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 25, 1999

     Aware, Inc. hereby gives notice that it will hold its annual meeting of stockholders at the Renaissance Bedford Hotel, 44 Middlesex Turnpike, Bedford, Massachusetts on Tuesday, May 25, 1999, beginning at 10:00 a.m., local time, for the following purposes:

        1. To consider and vote upon the election of a Class III director for a three-year term;

        2. To consider and vote upon a proposal to make certain amendments to Aware's 1996 Stock Option Plan, including an increase in the number of shares of common stock that may be issued under the plan from 3,000,000 to 5,000,000; and

        3. To transact such other business as may properly come before the annual meeting or any adjournment thereof.

     The board of directors has fixed the close of business on March 31, 1999 as the record date for the determination of the stockholders of Aware entitled to receive notice of the annual meeting and to vote at the meeting. Only stockholders of record on that date are entitled to receive notice of the annual meeting and to vote at the meeting or any adjournment thereof.

                                          By order of the board of directors,

                                          MICHAEL A. TZANNES
                                          President and Chief Executive Officer

April 9, 1999
Bedford, Massachusetts

                             YOUR VOTE IS IMPORTANT

           PLEASE SIGN AND RETURN THE ENCLOSED PROXY, WHETHER OR NOT
                        YOU PLAN TO ATTEND THE MEETING.

                                  AWARE, INC.
                             40 MIDDLESEX TURNPIKE
                          BEDFORD, MASSACHUSETTS 01730
                                 (781) 276-4000

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 25, 1999

     This proxy statement relates to the 1999 annual meeting of stockholders of Aware, Inc. The annual meeting will take place as follows:

               DATE:      May 25, 1999

               TIME:      10:00 a.m.

               PLACE:     Renaissance Bedford Hotel
                        44 Middlesex Turnpike
                        Bedford, Massachusetts

     The board of directors of Aware is soliciting proxies for the annual meeting and adjournments of the annual meeting. If a stockholder returns a properly executed proxy, the shares represented by the proxy will be voted in accordance with the stockholder's directions. If a stockholder does not specify a vote on any proposal, the shares covered by his or her proxy will be voted on that proposal as management recommends. Aware encourages its stockholders to vote on all proposals.

     Aware is mailing this proxy statement and the enclosed form of proxy to stockholders on or about April 9, 1999.

PURPOSE OF THE ANNUAL MEETING

     At the annual meeting, Aware will submit two proposals to the stockholders:

     PROPOSAL 1:  To elect a Class III director for a three-year term;

     PROPOSAL 2:  To make certain amendments to Aware's 1996 Stock Option Plan, including an increase in the number of shares of common stock that may be issued under the plan from 3,000,000 to 5,000,000.

     Currently, Aware does not intend to submit any other proposals to the stockholders at the annual meeting. The board of directors was not aware, a reasonable time before mailing this proxy statement to stockholders, of any other business that may be properly presented for action at the annual meeting. If any other business comes before the annual meeting, the persons present will have discretionary authority to vote the shares they own or represent by proxy in accordance with their judgment.

RECORD DATE

     The board of directors of Aware has fixed the close of business on Wednesday, March 31, 1999 as the record date for the annual meeting. Only stockholders of record on that date are entitled to receive notice of the meeting and to vote at the meeting or any adjournment of the meeting. At the close of business on March 31, 1999, there were issued and outstanding 21,234,313 shares of Aware's common stock, which are entitled to cast 21,234,313 votes.

QUORUM

     Aware's by-laws provide that a quorum at the annual meeting will be a majority in interest of all stock issued, outstanding and entitled to vote at the meeting. Aware will treat shares of common stock represented by a properly signed and returned proxy as present at the meeting for purposes of determining the existence of a quorum at the meeting. In general, Aware will count votes withheld from any nominee for election as director, abstentions and broker "non-votes" as present or represented for purposes of determining the existence a quorum. A broker "non-vote" occurs when a broker or nominee holding shares for a beneficial owner does not vote on a proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner with respect to that proposal.

TABULATION OF VOTES

     Proposal 1. The election of the Class III director will require the affirmative vote of a plurality of the shares of common stock properly cast on the proposal. Abstentions, votes withheld from director-nominees, and broker non-votes will not count as votes cast for or against the election of the director-nominee and accordingly will not affect the outcome of the vote.

     Proposal 2. The amendment of Aware's 1996 Stock Option Plan will require the affirmative vote of a majority of the shares of common stock properly cast on the proposal. Abstentions and broker non-votes will not count as votes cast for or against the proposal and accordingly will not affect the outcome of the vote.

     EquiServe, Aware's transfer agent, will tabulate votes at the annual meeting. EquiServe will tabulate the vote on each matter submitted to stockholders separately.

REVOCATION OF PROXIES

     A stockholder who has executed a proxy may revoke the proxy at any time before it is exercised as the annual meeting in three ways: (a) by giving written notice of revocation to the Clerk of Aware at Aware's headquarters, 40 Middlesex Turnpike, Bedford, Massachusetts 01730; (b) by signing and returning a later dated proxy; or (c) by attending the annual meeting and informing the Clerk of Aware in writing that he or she wishes to vote in person. Mere attendance at the annual meeting will not in and of itself revoke the proxy. Accordingly, stockholders who have executed and returned proxies in advance of the annual meeting may change their votes at any time before or at the annual meeting.

SOLICITATION OF PROXIES

     Aware will pay its own costs of soliciting proxies. Aware will reimburse brokers, banks, fiduciaries, nominees and others for the out-of-pocket expenses and other reasonable clerical expenses they incur in forwarding proxy materials to beneficial owners of common stock held in their names. Certain directors, officers and employees of Aware may solicit proxies, without additional remuneration, by telephone, facsimile, electronic mail, telegraph and in person. Aware expects that the expenses of this special solicitation will be nominal. At present, Aware does not expect to pay any compensation to any person for the solicitation of proxies, although Aware may engage a third-party proxy solicitation firm in connection with the annual meeting.

DISSENTER'S RIGHTS OF APPRAISAL

     Under Massachusetts law, holders of common stock of Aware are not entitled to dissent from any of the proposals to be presented at the annual meeting or to demand appraisal of their shares as a result of the approval of any of those proposals.

                 MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

                                   PROPOSAL 1

                        ELECTION OF A CLASS III DIRECTOR

     The board of directors has nominated Mr. David C. Hunter for election as a Class III director. Mr. Hunter has served as a director of Aware since May 1998. If the stockholders re-elect Mr. Hunter as a director at the annual meeting, he will hold office until the annual meeting of stockholders in 2002 and until his successor is duly elected and qualified.

     Mr. Hunter has agreed to serve if elected, and Aware has no reason to believe that he will be unable to serve. If he is unable or declines to serve as a director at the time of the annual meeting, proxies will be voted for another nominee designated by the board. Proxies cannot be voted for more than one nominee.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF MR. DAVID C. HUNTER AS A CLASS III DIRECTOR OF AWARE.

                        DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to Aware's directors and executive officers as of March 31, 1999:

                   NAME                      AGE                   POSITION
                   ----                      ---                   --------
John K. Kerr(1)(2)(3)......................  61   Chairman of the Board of Directors
Michael A. Tzannes(1)......................  37   President, Chief Executive Officer and
                                                  Director
David C. Hunter............................  43   Executive Vice President, Chief Operating
                                                  Officer and Director
Richard P. Moberg..........................  44   Chief Financial Officer and Treasurer
Edmund C. Reiter...........................  35   Senior Vice President
David Ehreth(2)(3).........................  49   Director
John S. Stafford, Jr.(3)...................  61   Director

---------------

(1) Member of the Executive Committee

(2) Member of the Audit Committee

(3) Member of the Compensation Committee

     John K. Kerr has been a director of Aware since 1990 and Chairman of the board of directors since March 1999. Mr. Kerr previously served as a director of Aware from 1988 to 1989 and as the Chairman of the board of directors from November 1992 to March 1994. From June 1992 to November 1994, Mr. Kerr served as Aware's Assistant Vice President of Marketing. Mr. Kerr has been General Partner of Grove Investment Partners, a private investment partnership, since 1990. Mr. Kerr received an M.A. and a B.A. from Baylor University.

     Michael A. Tzannes has been Aware's President and Chief Executive Officer since April 1998 and has served as a director of Aware since March 1998. From September 1997 to April 1998, he served as Aware's Chief Technology Officer and General Manager of Telecommunications. Mr. Tzannes served as Aware's Senior Vice President, Telecommunications from April 1996 to September 1997, as Aware's Vice President, Telecommunications from December 1992 to April 1996, as a Senior Member of Aware's Technical Staff from January 1991 to November 1992, and as a consultant to Aware from October 1990 to December 1990. From 1986 to 1990, he was a Staff Engineer at Signatron, Inc., a telecommunications technology and systems developer. Mr. Tzannes received a Ph.D. in electrical engineering from Tufts University, an M.S. from the University of Michigan at Ann Arbor, and a B.S. from the University of Patras, Greece.

     David C. Hunter has served as the Executive Vice President and Chief Operating Officer and a director of Aware since May 1998. Mr. Hunter joined Aware in May 1996 as Senior Vice President, Product Development and served in that capacity until May 1998. From 1982 to April 1996, Mr. Hunter served as Vice President, Research and Development of I.D.E. Corporation ("IDEA"), a manufacturer of data communications equipment. Mr. Hunter was a founder and director of IDEA. Mr. Hunter received an M.B.A. with high distinction from the Harvard Graduate School of Business Administration and a B.S. with distinction from Cornell University.

     Richard P. Moberg joined Aware in June 1996 as Chief Financial Officer and Treasurer. From December 1990 to June 1996, Mr. Moberg held a number of positions at Lotus Development Corporation, a computer software developer, including Corporate Controller from June 1995 to June 1996, Assistant Corporate Controller from May 1993 to June 1995, and Director of Financial Services from December 1990 to May 1993. Mr. Moberg received an M.B.A. from Bentley College and a B.B.A. in accounting from the University of Massachusetts at Amherst.

     Edmund C. Reiter has been the Senior Vice President of Aware since May 1998. Prior to that, he served as Aware's Vice President, Advanced Products from August 1995 to May 1998, Aware's Manager of Product Development for still image compression products from June 1994 to August 1995, as a Senior Member of Aware's Technical Staff from November 1993 to June 1994, and as a Member of the Technical Staff from December 1992 to November 1993. Mr. Reiter served as Senior Scientist at New England Research, Inc. from January 1991 to November 1992. Mr. Reiter received a Ph.D. from the Massachusetts Institute of Technology and a B.S. from Boston College.

     David Ehreth has served as a director of Aware since November 1997. Since September 1998, Mr. Ehreth has served as President of Westwave Communications, a telecommunications software company. From June 1993 to August 1998, Mr. Ehreth served as Division Vice President of the Access Division of DSC Communications Corporation, a manufacturer of digital switching, access, transport and private network system products for the telecommunications industry. From 1987 to June 1993, Mr. Ehreth served as a Vice President of Engineering of Optilink, Inc., a manufacturer of access systems for the telecommunications industry. Optilink, Inc. was acquired by DSC Communications Corporation in 1990.

     John S. Stafford, Jr. has been a director of Aware since 1988. Mr. Stafford has been a Member of the Chicago Board of Options Exchange since 1975, where he trades financial futures, options and equity instruments. Mr. Stafford received an M.B.A. from the University of North Carolina and a B.A. from Davidson College.

     The board of directors is divided into three classes, referred to as Class I, Class II and Class III, each consisting of approximately one-third of the directors. One class is elected each year at the annual meeting of stockholders to hold office for a term of three years and until his successor has been duly elected and qualified. The number of directors has been fixed at seven, and there are currently two vacancies on the board of directors. The current terms of Messrs. Hunter and Stafford, Aware's Class III directors, will expire at the annual meeting to be held on May 25, 1999. The term of Aware's sole Class I director, Mr. Tzannes, will expire at the annual meeting to be held in 2000. The terms of Aware's Class II directors, Messrs. Kerr and Ehreth, will expire at the annual meeting to be held in 2001. Mr. Stafford has declined to stand for re-election as a director solely for personal reasons. Mr. Stafford has no disagreements with Aware on any matter relating to its operations, policies or practices.

     Executive officers are elected annually by the board of directors and serve at the discretion of the board or until their respective successors have been duly elected and qualified. There are no family relationships among Aware's directors and executive officers.

COMMITTEES AND MEETINGS OF THE BOARD

     During 1998, the board of directors met five times and acted by unanimous written consent once. No incumbent director attended fewer than 75% of the total number of meetings held by the board and Committees of the board on which he served.

     Aware has an Executive Committee, a Compensation Committee and an Audit Committee but does not have a nominating committee or other committee performing similar functions. The Executive Committee has all of the powers of the board of directors except the power to: (a) change the number of directors or fill vacancies on the board of directors; (b) elect or fill vacancies in the offices of President, Treasurer or Clerk; (c) remove any officer or director; (d) amend the By-Laws of Aware; (e) change the principal office of Aware; (f) authorize the payment of any dividend or distribution to shareholders of Aware; (g) authorize the reacquisition of capital stock for value; and (h) authorize a merger. In 1998, the Executive Committee neither met nor took action by unanimous written consent.

     The Compensation Committee has general responsibility for Aware's executive compensation policies and practices, including responsibility for establishing the specific compensation of Aware's executive officers, and administers Aware's stock option plans. In 1998, the Compensation Committee held no meetings and took action by unanimous written consent five times. The Audit Committee reviews the results and scope of the annual audit of Aware's financial statements conducted by Aware's independent accountants, the scope of other services provided by Aware's independent accountants, proposed changes in Aware's financial and accounting standards and principles, and Aware's policies and procedures with respect to its internal accounting, auditing and financial controls. The Audit Committee also makes recommendations to the board of directors on the engagement of the independent accountants, as well as other matters which may come before the Audit Committee or at the direction of the board of directors. In 1998, the Audit Committee met once and took no action by unanimous written consent.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Aware's Compensation Committee is currently composed of Messrs. Ehreth, Kerr and Stafford. Mr. Kerr formerly served as Aware's Assistant Vice President of Marketing from June 1992 to November 1994. In 1998, no officer or employee of Aware participated in the deliberations of the Compensation Committee concerning the compensation of Aware's executive officers. No interlocking relationship existed between Aware's board of directors or Compensation Committee and the board of directors or compensation committee of any other company in 1998.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

DIRECTOR COMPENSATION

     Aware reimburses each director for expenses incurred in attending meetings of the board of directors but does not pay any separate fees for serving as directors.

     On November 14, 1997, the date of Mr. Ehreth's election to the board of directors, the board voted that, upon the approval of Mr. Ehreth's employer, Aware would grant Mr. Ehreth a nonqualified option to purchase 50,000 shares of common stock. Mr. Ehreth's employer approved the receipt of the option by Mr. Ehreth on January 12, 1998, whereupon Aware granted Mr. Ehreth an option to purchase 50,000 shares of common stock at an exercise price of $10.4375 per share, the closing price of the common stock on the Nasdaq National Market on that date. The option has a term of ten years and vests as to 20,000 shares on January 12, 2000 and as to an additional 833 shares at the end of each of the 36 months thereafter.

     Pursuant to Aware's 1996 Stock Option Plan, at the meeting of the board of directors on May 27, 1998, each of Messrs. Ehreth, Kerr, and Stafford was automatically granted a nonqualified option to purchase 8,989 shares of common stock at an exercise price of $11.125 per share, the closing price of the common stock on the Nasdaq National Market on that date. Each option has a term of six years and vests in twelve equal consecutive quarterly installments, the first of which vested on June 30, 1998.

     On May 27, 1998, the board also elected Mr. Jon C. Grimes as a director of Aware and granted him a nonqualified option to purchase 50,000 shares of common stock at an exercise price of $11.125 per share, the closing price of the common stock on the Nasdaq National Market on that date. The option has a term of ten years and vests in sixteen equal consecutive quarterly installments, the first of which vested on June 30, 1998. On September 7, 1998, the board granted Mr. Grimes a nonqualified option to purchase 50,000 shares of common stock at an exercise price of $11.625 per share, the closing price of the common stock on the Nasdaq National Market on that date. The option has a term of ten years and vests in sixteen equal consecutive quarterly installments, the first of which vested on September 30, 1998. Mr. Grimes resigned from the board of directors on March 1, 1999 but continues to serve as a consultant to Aware.

EXECUTIVE COMPENSATION

     Summary of Cash and Other Compensation. The following table provides certain summary information concerning compensation earned for services rendered to Aware in all capacities during the last three fiscal years by each person who served as Aware's chief executive officer in 1998 and each other executive officer of Aware (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM
                                                                                  COMPENSATION
                                                                                 --------------
                                                 ANNUAL COMPENSATION                 AWARDS
                                       ---------------------------------------   --------------
                                                                 OTHER ANNUAL      SECURITIES       ALL OTHER
           NAME AND                                                 COMPEN-        UNDERLYING        COMPEN-
      PRINCIPAL POSITION        YEAR   SALARY($)     BONUS($)    SATION($)(1)    OPTIONS(#)(2)    SATION($)(3)
      ------------------        ----   ---------     --------    ------------    -------------    ------------
Michael A. Tzannes............  1998    $190,235(4)        --           --          250,000          $2,429
  President and Chief
     Executive                  1997     172,152      $10,000           --           20,000             438
  Officer                       1996     133,038       20,451           --          130,000             312
David C. Hunter...............  1998     186,543           --           --           50,000           2,900
  Executive Vice President and  1997     180,134       10,000           --           20,000             438
  Chief Operating Officer       1996     119,904(5)        --           --          330,000             212
Richard P. Moberg.............  1998     145,691           --           --           35,000           1,797
  Chief Financial Officer and   1997     134,042       10,000           --           40,000             375
  Treasurer                     1996      66,499(6)        --           --           85,000             203
Edmund C. Reiter..............  1998     154,239(7)        --           --          105,000           1,414
  Senior Vice President         1997     107,603       23,330           --           50,000             262
                                1996      80,138       37,844           --           30,000             262
James C. Bender (8)...........  1998     200,018           --           --               --           1,608(9)
  Former President and          1997     200,154       20,000           --               --           1,608(9)
  Former Chief Executive
     Officer                    1996     200,154           --           --          110,000             438

---------------

(1) Other annual compensation in the form of perquisites and other personal benefits has been omitted because the aggregate amount of such perquisites and other personal benefits was less than $50,000 and constituted less than 10% of the Named Executive Officer's total annual salary and bonus.

(2) Represents stock options granted under Aware's 1996 Stock Option Plan. In 1996, 1997 and 1998, Aware did not make any restricted stock awards, grant any stock appreciation rights or make any long-term incentive plan payouts.

(3) The amounts reported represent group term life insurance premiums paid by Aware on behalf of the Named Executive Officers and the following matching contributions by Aware pursuant to its 401(k) Plan for 1998 for the benefit of the Named Executive Officers: Mr. Tzannes, $1,991; Mr. Hunter, $2,462; Mr. Moberg, $1,369; Mr. Reiter, $1,010.

(4) Mr. Tzannes was appointed Aware's President and Chief Executive Officer in April 1998 at an annual base salary of $200,000.

(5) Mr. Hunter commenced employment with Aware in May 1996 at an annual base salary of $180,000.

(6) Mr. Moberg commenced employment with Aware in June 1996 at an annual salary of $125,000.

(7) Mr. Reiter was appointed Aware's Senior Vice President in May 1998 at an annual base salary of $175,000.

(8) Mr. Bender resigned as President and Chief Executive Officer of Aware in April 1998.

(9) Amount reported includes $1,170 for individual life insurance premiums paid by Aware on behalf of Mr. Bender.

     Option Grants in Last Fiscal Year. The following table sets forth for each of the Named Executive Officers certain information concerning stock options granted under the 1996 Stock Option Plan during 1998.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                              INDIVIDUAL GRANTS                            POTENTIAL REALIZABLE
                         ------------------------------------------------------------        VALUE AT ASSUMED
                           NUMBER OF                                                       ANNUAL RATE OF STOCK
                          SECURITIES     PERCENT OF TOTAL                                 PRICE APPRECIATION FOR
                          UNDERLYING      OPTIONS GRANTED    EXERCISE                         OPTION TERM(4)
                            OPTIONS       TO EMPLOYEES IN      PRICE      EXPIRATION     ------------------------
         NAME            GRANTED(#)(1)   FISCAL YEAR(%)(2)   ($/SH)(3)       DATE          5%($)         10%($)
         ----            -------------   -----------------   ---------   ------------    ----------    ----------
Michael A. Tzannes.....     250,000            25.5%          $11.625    July 7, 2008    $1,827,725    $4,631,814
David C. Hunter........      50,000             5.1            11.625    July 7, 2008       365,545       926,363
Richard P. Moberg......      35,000             3.6            11.625    July 7, 2008       255,882       648,454
Edmund C. Reiter.......     105,000            10.7            11.625    July 7, 2008       767,645     1,945,362
James C. Bender........          --              --                --         --                 --            --

---------------

(1) Represents shares of common stock issuable upon exercise of nonqualified stock options granted under Aware's 1996 Stock Option Plan. The options vest in 16 equal quarterly installments of 6.25%, beginning as of September 30, 1998.

(2) In 1998, Aware granted employees options to purchase an aggregate of 981,250 shares of common stock under its 1996 Stock Option Plan.

(3) All options were granted at no less than fair market value as determined by the Compensation Committee on the date of the grant.

(4) The amounts reported in this column represent hypothetical values that the Named Executive Officers could realize upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation of the price of the common stock over the term of the options. Aware has calculated these numbers based on rules promulgated by the Securities and Exchange Commission, and they do not represent Aware's estimate of future stock price growth. Actual gains, if any, on stock option exercises and common stock holdings will depend on the timing of the exercise and the future performance of the common stock. The common stock may not achieve the rates of appreciation assumed in this table and the Named Executive Officers may not receive the amounts reflected in this table. This table does not take into account any appreciation in the price of the common stock from the date of grant to the current date. The values shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise.

     Option Exercises and Fiscal Year-End Option Values. The following table sets forth certain information concerning stock options exercised during 1998 and stock options held as of December 31, 1998 by the Named Executive Officers.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                        NUMBER OF SECURITIES                VALUE OF UNEXERCISED
                                                       UNDERLYING UNEXERCISED               IN-THE-MONEY OPTIONS
                         SHARES        VALUE         OPTIONS AT FISCAL YEAR-END           AT FISCAL YEAR-END($)(2)
                       ACQUIRED ON    REALIZED    ---------------------------------   ---------------------------------
        NAME           EXERCISE(#)     ($)(1)     EXERCISABLE(#)   UNEXERCISABLE(#)   EXERCISABLE($)   UNEXERCISABLE($)
        ----           -----------   ----------   --------------   ----------------   --------------   ----------------
Michael A. Tzannes...     45,000     $  459,000       279,229          274,840          $6,140,771        $4,328,940
David C. Hunter......         --             --       314,324           70,676           5,918,629         1,093,559
Richard P. Moberg....         --             --        71,233           88,767           1,321,421         1,390,454
Edmund C. Reiter.....      7,117         78,773        42,238          148,936             784,768         2,279,124
James C. Bender......    891,700      8,520,760             0            8,300                   0           157,181

---------------

(1) Value is based on the last sale prices of the common stock on the respective dates of exercise, as reported by the Nasdaq National Market, less the applicable option exercise prices. Actual gains, if any, will depend on the value of the common stock on the date of the sale of the shares.

(2) Value is based on the last sale price of the common stock ($27.1875) on December 31, 1998, as reported by the Nasdaq National Market, less the applicable option exercise prices. Actual gains, if any, will depend on the value of the common stock on the date of the sale of the shares.

EMPLOYMENT AGREEMENT

     Mr. Bender entered into an employment agreement with Aware on October 27, 1994. The agreement was amended on December 20, 1996 and again on April 23, 1998. Under the amended agreement, Mr. Bender resigned as the President and Chief Executive Officer and a director of Aware as of April 23, 1998 but agreed to continue to serve as an employee of Aware and to perform such executive duties as the Chairman may reasonably assign to him. The term of Mr. Bender's employment will end on December 31, 2000, subject to earlier termination by Mr. Bender. The agreement provides that Mr. Bender will receive an annual salary of $200,000, subject to reduction to $25,000 beginning in January 1999 if Mr. Bender has realized an economic benefit of at least $7.5 million as of December 31, 1998 from options previously granted to him by Aware. Mr. Bender is entitled to participate in Aware's insurance and other employee benefit programs on the same basis as all other employees, provided that he is not employed by another employer or is self-employed on a substantially full-time basis. Mr. Bender agreed to continue to be bound by the terms of Aware's standard employee agreement concerning inventions, confidentiality and non-competition.

     In the event of termination as a result of death or disability, Aware will continue Mr. Bender's compensation and benefits for a period of six months thereafter. Aware may terminate Mr. Bender's employment for cause upon ten days' notice and an opportunity to be heard at a meeting of the board of directors or the Executive Committee; for purposes of the agreement, "cause" means negligent acts or omissions that have been or will be the sole or primary cause of material harm to Aware, conviction of a crime involving moral turpitude or conviction of a crime in which Aware is the principal victim.

     Pursuant to the agreement, Aware granted Mr. Bender an incentive option to purchase 230,769 shares of common stock, a nonqualified option to purchase 269,231 shares of common stock and a nonqualified option to purchase 300,000 shares of common stock, each at an exercise price of $1.30 per share. The options vested in equal monthly installments over periods of three years and became fully vested in December 1997. Each option expires on the eighth anniversary of the date of grant. As of March 31, 1999, Mr. Bender held unexercised options to purchase 4,130 shares of Aware's common stock.

CHANGE OF CONTROL PROVISIONS

     Mr. Moberg holds certain options that provide that the options will vest in full upon a change of control of Aware. On June 10, 1996, Aware granted Mr. Moberg options to purchase 75,000 shares of common stock, such options to vest at a rate of 2,085 shares per month beginning as of June 1, 1996. As of December 31, 1998, 60,464 shares had vested in accordance with the terms of the options. If a change of control of Aware occurs, these options will vest in full.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee established by the board of directors is composed of three outside directors, David Ehreth, John K. Kerr and John S. Stafford, Jr. The Compensation Committee has general responsibility for Aware's executive compensation policies and practices, including responsibility for establishing the specific compensation of Aware's executive officers. The following report summarizes Aware's executive officer compensation policies for 1998.

  Compensation Objectives

     Aware's executive compensation programs are generally designed to relate executive compensation to improvements in Aware's financial performance and corresponding increases in stockholder value. Decisions concerning executive compensation are intended to:

     - establish incentives that will link executive officer compensation to Aware's stock performance and motivate executives to attain Aware's quarterly and annual financial targets and to promote Aware's long-term financial success; and

     - provide a total compensation package that is competitive within the industry and that will assist Aware to attract and retain executives who will contribute to the long-term financial success of Aware.

  Executive Compensation

     Aware's executive compensation package for 1998 consisted of two principal components: (1) base salary and (2) long-term incentive compensation in the form of stock options under Aware's 1996 Stock Option Plan. Aware's executive officers were also eligible to participate in other employee benefit plans, including health and life insurance plans and a 401(k) retirement plan, on substantially the same terms as other employees who met applicable eligibility criteria, subject to any legal limitations on the amounts that could have been contributed or the benefits that could have been paid under these plans.

     Aware's executive compensation policy emphasizes stock options in order to align the interests of management with the stockholders' interests in the financial performance of Aware for fiscal quarters, the fiscal year and the longer term. In granting stock options, the Compensation Committee considered in part the value of options held by the executive officers and the extent to which the Compensation Committee believed those options would provide sufficient motivation to the executive officers to achieve Aware's goals. In July 1998, the Compensation Committee granted stock options under Aware's 1996 Stock Option Plan to each of Michael A. Tzannes, David C. Hunter, Richard P. Moberg and Edmund C. Reiter. Each of the options granted to these executive officers in 1998 vests as to 6.25% of the shares subject to the option on September 30, 1998, and the remaining shares vest as to 6.25% of the shares subject to the option at the end of each of the next succeeding 15 calendar quarters. The Compensation Committee believes that the grant of options that vest over an extended period provides significant incentive for executive officers to continue their efforts on behalf of Aware and to create long-term value for Aware's stockholders.

     In general, executive officers' base salaries were substantially the same in 1998 as they were in 1997. However, Aware increased Mr. Reiter's base salary for 1998 by approximately 40% in connection with his promotion to the office of Senior Vice President of Aware and the corresponding increase in his responsibilities to encompass all of Aware's sales and marketing efforts. This increase in Mr. Reiter's base salary was also intended to compensate him for his voluntary withdrawal from Aware's sales commission program.

  Chief Executive Officer Compensation

     Consistent with Aware's overall executive officer compensation policy, Aware's approach to the Chief Executive Officer's compensation package in 1998 was to be competitive with other companies in the industry. The Compensation Committee believes that this approach provided additional incentive to Mr. Tzannes to achieve Aware's performance goals and enhance stockholder value. Mr. Tzannes' salary was designed to give him assurance of a base level of compensation commensurate with his position and duration of employment with Aware and to be competitive with salaries for officers holding comparable positions in the industry. In connection with his promotion to President and Chief Executive Officer during the year, Mr. Tzannes' salary was increased to a level comparable to that of his predecessor in those offices. During the period in 1998 in which Mr. Bender served as President and Chief Executive Officer of Aware, his base salary was unchanged from 1997.

  Policy Regarding Section 162(m) of the Internal Revenue Code

     Section 162(m) of the Internal Revenue Code limits Aware's ability to deduct compensation in excess of $1.0 million paid to the chief executive officer and the four most highly compensated officers of Aware (other than the chief executive officer) in any year, unless the compensation qualifies as "performance-based compensation." The Compensation Committee's policy with respect to Section 162(m) is to make every reasonable effort to cause compensation to be deductible by Aware while simultaneously providing executive officers of Aware with appropriate rewards for their performance. The aggregate base salaries and bonuses of Aware's executive officers have not historically exceeded, and are not in the foreseeable future expected to exceed, the $1.0 million limit, and options under Aware's 1996 Stock Option Plan are intended to qualify as performance-based compensation. In 1998, the Compensation Committee granted certain options to Mr. Tzannes that may not qualify as performance-based compensation under Section 162(m). In granting these options, the Compensation Committee believed that the value to Aware of retaining the services of Mr. Tzannes by providing him with additional incentives to improve the performance of the common stock outweighed the potential risk that Aware might be unable to deduct for tax purposes a portion of the compensation expense that would arise from the exercise of those options, particularly in light of Aware's substantial net operating loss carryforwards.

                                          The Compensation Committee

                                             David Ehreth
                                             John K. Kerr
                                             John S. Stafford, Jr.

PERFORMANCE GRAPH

     The following performance graph compares the performance of Aware's cumulative stockholder return with that of a broad market index, the Nasdaq Stock Market Index for U.S. Companies, and a published industry index, the Hambrecht & Quist Technology Index. The cumulative stockholder returns for shares of Aware's common stock and for the market and industry indices are calculated assuming $100 was invested on August 9, 1996, the date on which Aware's common stock commenced trading on the Nasdaq National Market, and assuming shares of Aware's common stock were purchased at the initial public offering price of the common stock. Aware paid no cash dividends during the periods shown. The performance of the market and industry indices is shown on a total return, or dividends reinvested, basis.

              COMPARISON OF 29-MONTH CUMULATIVE TOTAL RETURN AMONG
         AWARE, INC., THE NASDAQ STOCK MARKET INDEX FOR U.S. COMPANIES
                   AND THE HAMBRECHT & QUIST TECHNOLOGY INDEX
[PERFORMANCE GRAPH]

                                                                                                          NASDAQ STOCK MARKET -
                                                       AWARE, INC.            H&Q TECHNOLOGY INDEX                U.S.
                                                       -----------            --------------------        ---------------------
8/9/96                                                   100.00                      100.00                      100.00
12/31/96                                                 101.00                      118.00                      113.00
12/31/97                                                 103.00                      139.00                      139.00
12/31/98                                                 272.00                      216.00                      195.00

                              CERTAIN TRANSACTIONS

ADI AGREEMENTS

     In 1993, Aware entered into a Development Contract and a License Agreement with Analog Devices, Inc. ("ADI") to produce broadband chipsets. Jerald G. Fishman, who served as a director of Aware from May 1996 to May 1998, was the President and Chief Executive Officer of ADI during that period. The Development Contract and License Agreement were amended in June 1994, September 1995 and March 1998. In 1998, Aware received revenue from ADI of approximately $3,391,000 pursuant to these agreements and for certain other products and services, including customer support and engineering services.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     At the close of business on March 31, 1999, there were issued and outstanding 21,234,313 shares of common stock entitled to cast 21,234,313 votes. On March 31, 1999, the closing price of Aware's common stock as reported on the Nasdaq National Market was $47.00 per share.

PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information with respect to the beneficial ownership of Aware's common stock as of March 31, 1999 by (a) each person or group that, to Aware's knowledge, beneficially owned more than five percent of the outstanding common stock; (b) each of Aware's directors; (c) each of the Named Executive Officers and (d) all directors and executive officers of Aware as a group. The information as to each person has been furnished by such person.

                                                                SHARES BENEFICIALLY
                                                                     OWNED(1)
                                                              -----------------------
          NAMES AND ADDRESSES OF BENEFICIAL OWNERS              NUMBER     PERCENT(2)
          ----------------------------------------            ----------   ----------
John S. Stafford, Jr.(3)....................................   1,757,007       8.3%
  230 S. LaSalle Street
  Suite 688
  Chicago, Illinois 60604
Gilder Gagnon Howe & Co. LLC(4).............................   1,451,005       6.8
  1775 Broadway, 26th Floor
  New York, NY 10019
Richard J. Naegele..........................................   1,310,600       6.2
  401 S. LaSalle Street
  Suite 1502
  Chicago, Illinois 60605
John K. Kerr(5).............................................     934,517       4.4
Michael A. Tzannes(6).......................................     583,695       2.7
David C. Hunter(7)..........................................     279,134       1.3
Edmund C. Reiter(8).........................................     130,870         *
Richard P. Moberg(9)........................................     105,666         *
David Ehreth(10)............................................       2,996         *
James C. Bender(11).........................................       2,780         *
All directors and executive officers as a group (8
  persons)(12)..............................................   3,796,665      17.0%

---------------

  *  Less than one percent.

 (1) Aware has determined the number of shares beneficially owned by each stockholder in accordance with the rules of the Securities and Exchange Commission. Under these rules, beneficial ownership includes any shares for which the person has sole or shared voting or investment power and also includes any shares which the person has the right to acquire within 60 days. The fact that Aware has reported a stockholder as the beneficial owner of shares does not constitute an admission that the stockholder is a direct or indirect beneficial owner of those shares. Except as otherwise indicated, to Aware's knowledge, each person has sole voting and investment power (or shares that power with his or her spouse) with respect to all shares reported as beneficially owned by that person.

 (2) Aware has based its calculations of percentage ownership on 21,234,313 shares of common stock outstanding as of March 31, 1999. In calculating a person's percentage ownership, Aware has treated as outstanding any shares that the person has the right to acquire within 60 days of March 31, 1999.

 (3) Includes 8,224 shares subject to stock options exercisable within 60 days of March 31, 1999.

 (4) The information in this table regarding Gilder Gagnon Howe & Co. LLC is based solely upon a Schedule 13G filed with the Securities and Exchange Commission on March 10, 1999. Gilder Gagnon Howe & Co. LLC reported that it is a broker or dealer and that it has sole voting power with respect to 6,200 shares of common stock and shared dispositive power with respect to 1,451,005 shares of common stock.

 (5) Includes 324,193 shares held by Grove Investment Partners, of which Mr. Kerr is a general partner, and 38,224 shares subject to stock options exercisable within 60 days of March 31, 1999.

 (6) Includes 553,195 shares subject to stock options exercisable within 60 days of March 31, 1999.

 (7) Includes 258,807 shares subject to stock options exercisable within 60 days of March 31, 1999.

 (8) Represents shares subject to stock options exercisable within 60 days of March 31, 1999.

 (9) Includes 95,236 shares subject to stock options exercisable within 60 days of March 31, 1999.

(10) Represents shares subject to stock options exercisable within 60 days of March 31, 1999.

(11) Represents shares subject to stock options exercisable within 60 days of March 31, 1999.

(12) See notes 3 and 5 through 11.

                                   PROPOSAL 2

                  AMENDMENTS TO AWARE'S 1996 STOCK OPTION PLAN

     On July 7, 1998, the board of directors amended Aware's 1996 Stock Option Plan to increase the number of shares available for the grant of options under the plan from 3,000,000 to 5,000,000 and to increase the number of options that may be granted to any person under the plan in any calendar year from 120,000 to 250,000, in each case subject to adjustment in the event of stock splits, stock dividends, recapitalizations and the like. The board of directors is submitting these amendments to the 1996 Stock Option Plan to the stockholders for approval. If the stockholders do not approve Proposal 2, the total number of shares that may be issued pursuant to options granted under the plan will remain at 3,000,000 and the number of options that may be granted to any person under the plan in any calendar year will remain at 120,000.

     Options constitute a significant portion of the overall compensation of Aware's employees, including its executive officers. Options issued under the 1996 Stock Option Plan also represent the only form of compensation that Aware pays to its non-employee directors. The board of directors, including the members of the Compensation Committee, believes that Aware will derive substantial benefits from increasing the number of options that Aware can issue under the 1996 Stock Option Plan, both in the aggregate and on an individual basis. The board of directors believes that the proposed amendments, by enabling Aware to issue additional options under the plan, will enable Aware to further align the interests of Aware's current directors, executive officers and other employees with the interests of the stockholders. The board also believes that the proposed amendments will assist Aware to attract and retain key executives by enabling it to offer competitive compensation packages.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO AMEND THE 1996 STOCK OPTION PLAN TO INCREASE THE TOTAL NUMBER OF SHARES THAT MAY BE ISSUED PURSUANT TO OPTIONS GRANTED UNDER THE PLAN FROM 3,000,000 TO 5,000,000 AND TO INCREASE THE NUMBER OF OPTIONS THAT MAY BE GRANTED TO ANY PERSON UNDER THE PLAN IN ANY CALENDAR YEAR FROM 120,000 TO 250,000.

BACKGROUND

     Aware's 1996 Stock Option Plan was adopted by the board of directors and approved by the stockholders in May 1996. From that time to July 1998, Aware granted options to purchase an aggregate of 2,593,162 shares of common stock and at July 6, 1998 had only 406,838 shares of common stock available for the grant of options under the plan. After examining Aware's overall employee compensation, the board of directors concluded that it was in Aware's best interests to make additional shares of common stock available for the grant of options under the plan, and to increase the number of options that may be granted to any person under the plan in any calendar year. Accordingly, the board adopted amendments to the 1996 Stock Option Plan to increase the total number of shares of common stock that may be issued pursuant to options granted under the plan to 5,000,000 and to increase the number of options that may be granted under the plan to any person in any calendar year to 250,000. Under the terms of the plan, these amendments will not be effective unless the stockholders approve the amendments within 12 months of their adoption.

     Since the board of directors adopted the amendments to the 1996 Stock Option Plan, Aware has granted options to purchase 832,865 shares of common stock in excess of the current 3,000,000 share limit and has also granted options to one individual in excess of the 120,000 share limit. If the stockholders do not approve the amendments, these options will remain outstanding but will be deemed to have been granted outside the plan. As of March 31, 1999, there were outstanding options to purchase an aggregate of 3,037,876 shares of common stock under the plan.

  Summary of the 1996 Stock Option Plan

     Unless otherwise determined by the board of directors, the 1996 Stock Option Plan must be administered by a plan committee consisting of at least two "outside directors," who may be members of the Compensation Committee. For purposes of the plan, an "outside director" is a person who (a) is not an employee of Aware or any affiliate, (b) is not a former employee of Aware or any affiliate who is receiving compensation for prior services during the taxable year of Aware or any affiliate, (c) has not been an officer of Aware or any affiliate, and (d) does not receive remuneration from Aware or any affiliate in any capacity other than as a director. The current members of the plan committee are Messrs. Ehreth, Kerr and Stafford. The members of the plan committee are "non-employee directors" as that term is defined in the rules of the Securities and Exchange Commission.

     Except for certain non-discretionary option grants to non-employee directors described below, the plan committee selects the individuals who will receive options and determines the option exercise price and other terms of each option, subject to the provisions of the plan. The plan committee also has the power to make changes to outstanding options under the plan, including the power to reduce the exercise price, accelerate the vesting schedule and extend the expiration date of any option.

     The 1996 Stock Option Plan authorizes the grant of options to purchase common stock intended to qualify as incentive stock options, as defined in
Section 422 of the Internal Revenue Code, and options that do not so qualify. Incentive options may be granted under the plan to employees of Aware or any subsidiary, including directors and officers who are employees of Aware or any subsidiary. As of March 31, 1999, approximately 92 such individuals were eligible to participate in the plan, of which approximately 91 individuals had received options under the plan. Nonqualified options may be granted under the plan to employees of Aware or any subsidiary and to directors, consultants and other persons who render services to Aware or any subsidiary, regardless of whether they are employees of Aware or any subsidiary.

     The exercise price of incentive options granted under the 1996 Stock Option Plan must equal or exceed the fair market value of the common stock on the date of grant. The exercise price of incentive options granted under the plan to a person who owns more than 10% of the combined voting power of all classes of outstanding capital stock of Aware or any subsidiary (a "greater-than-ten-percent stockholder") must equal or exceed 110% of the fair market value of the common stock on the date of grant. The exercise price of nonqualified options granted under the plan may be above or below the fair market value of the common stock.

     Each incentive option expires no later than ten years after the date of grant or, in the case of an option granted to a greater-than-ten-percent stockholder, five years after the date of grant. The aggregate fair market value (at the time of grant) of shares issuable pursuant to incentive options that are exercisable for the first time in any calendar year may not exceed $100,000, unless a greater amount is permitted by law. No person may be granted options under the plan to purchase more than 250,000 shares of common stock in any calendar year, including options that are subsequently forfeited, canceled or otherwise terminated. For this purpose, the repricing of any option is deemed the grant of a new option.

     Options are not transferable except by will or by the laws of descent and distribution, and during the holder's lifetime are exercisable only by the holder. Options generally may not be exercised after the earliest of (a) the expiration of the option, (b) termination of the holder's employment by Aware for cause or by the holder voluntarily, (c) thirty days after termination of the holder's employment by Aware without cause, and (d) one year after the holder's death or permanent and total disability, if the holder's death or permanent and total disability occurs before the termination of the holder's employment with Aware.

     The holder of an option may pay the purchase price for the shares subject to the option with (a) cash or a check, bank draft or money order in an amount equal to the exercise price for such shares, (b) with the consent of the plan committee, shares of common stock having a fair market value equal to the exercise price for such shares, (c) with the consent of the plan committee, a personal recourse note in a principal amount equal to the exercise price for such shares and with an interest rate not less than the lowest applicable federal rate, as defined in Section 1274(d) of the Internal Revenue Code, (d) with the consent of the plan committee, other consideration that is acceptable to the plan committee and has a fair market value equal to the exercise price for such shares, or (e) with the consent of the plan committee, any combination of the foregoing.

     Shares of common stock issuable upon exercise of options granted under the 1996 Stock Option Plan to executive officers, directors and beneficial owners of more than ten percent of the common stock may not be sold or transferred by such officers, directors and beneficial owners for a period of six months following the date of grant.

     Under the terms of the 1996 Stock Option Plan, each director of Aware who is not an employee of Aware or any subsidiary will automatically receive a nonqualified option at the first meeting of the board of directors following each annual meeting of stockholders. Each of these options will entitle the director to purchase a number of shares of common stock equal to $100,000 divided by the fair market value of the common stock on the date of grant. The exercise price of these options will equal the fair market value of the common stock on the date of grant. The options will have a term of six years and will vest in 12 equal quarterly installments, the first to vest on the last day of the month following the month in which the grant occurs. If a director's service as a director terminates by reason of death, disability, resignation (other than at the request of the board), removal, or refusal to accept nomination for reelection, any such option held by the director will cease to vest upon such termination and will expire 60 days thereafter. In all other cases, these options will continue to vest and will expire on the sixth anniversary of the date of grant.

     In order to comply with Rule 16b-3 under the Securities Exchange Act of 1934, the 1996 Stock Option Plan, as originally adopted, provided that members of the plan committee could only receive options pursuant to the automatic grant provisions of the plan. The plan further provided that the board of directors could modify or abrogate the automatic grant provisions of the plan if it determined that they were no longer necessary to comply with Rule 16b-3. Since the adoption of the plan, the Securities and Exchange Commission has amended Rule 16b-3. The board of directors has determined that, under the amended Rule 16b-3, it is no longer necessary to limit option grants to members of the plan committee to the automatic grant provisions of the plan. Accordingly, members of the plan committee may receive options in addition to or in lieu of those described in the automatic grant provisions.

     The 1996 Stock Option Plan terminates in May 2006, subject to earlier termination by the board of directors or the earlier issuance of all shares issuable under the plan. After the termination of the plan, Aware may not grant options under the plan but options that are outstanding on the date of termination are not affected by the termination.

  New Plan Benefits

     On July 7, 1998, the board of directors amended the 1996 Stock Option Plan to increase the number of shares available for the grant of options under the plan to 5,000,000 and to increase the number of options that may be granted to any person under the plan in a calendar year to 250,000. On that date, Aware granted options under the plan in reliance on those amendments. In order for those options to be issued under the plan, the amendments must be approved by the stockholders. If the stockholders do not approve Proposal 2, those options will be deemed to have been granted outside the plan. If the options are deemed to have been granted outside the plan, options that would have otherwise qualified as incentive options will not so qualify.

     The following table sets forth certain information concerning the benefits that will be received by or allocated to the following persons or groups under the 1996 Stock Option Plan if the stockholders approve the proposal to amend the plan: (a) the Named Executive Officers, (b) the current executive officers, as a group, (c) the current directors who are not executive officers, as a group, and
(d) the employees who are not executive officers, as a group. Because the grant of options under the plan is discretionary (other than options automatically granted to non-employee directors, as described above), Aware is unable to determine the dollar value and number of options that Aware will grant as a result of the proposed amendments, except as set forth below. The proposed amendments to the 1996 Stock Option Plan will not affect the manner in which Aware will determine the number of options that will be received by or allocated to participants in the plan, except as set forth below. If the proposed amendments had been in effect during 1998, they would not have affected the determination of the number of options received by or allocated to participants in 1998.

                               NEW PLAN BENEFITS
                             1996 STOCK OPTION PLAN

                                                                              NUMBER OF
                                                                              SECURITIES
                                                               DOLLAR         UNDERLYING
                     NAME AND POSITION                        VALUE($)    OPTIONS GRANTED(#)
                     -----------------                        --------    ------------------
Michael A. Tzannes..........................................        --         250,000(1)
  President, Chief Executive Officer and Director
David C. Hunter.............................................        --          50,000(1)
  Executive Vice President, Chief Operating Officer and
     Director
Richard P. Moberg...........................................        --          35,000(1)
  Chief Financial Officer and Treasurer
Edmund C. Reiter............................................        --         105,000(1)
  Senior Vice President
James C. Bender.............................................        --               0
  Former President and Former Chief Executive Officer
Current executive officers, as a group......................        --         440,000(1)
Current directors who are not executive officers, as a
  group.....................................................  $300,000(2)       (1)(3)
All employees who are not executive officers, as a group....        --         141,500(1)

---------------

(1) Amounts shown represent options granted in 1998 after the amendment of the 1996 Stock Option Plan on July 7, 1998. Aware has granted and may grant additional options in 1999 and thereafter, but is unable to determine the dollar value and number of options that Aware will grant in 1999 and thereafter as a result of the proposed amendment to the specified person or group because the grant of options under the plan is discretionary (other than options automatically granted to non-employee directors as described above). Pursuant to the terms of the plan as amended, no person will receive in any calendar year options to purchase more than an aggregate of 250,000 shares of common stock. If the stockholders do not approve Proposal 2, these options will remain outstanding but will be deemed to have been granted outside the plan.

(2) The amount shown represents the aggregate dollar value of shares of common stock issuable pursuant to nonqualified options that will be granted at the first meeting of the board of directors following each annual meeting of stockholders during the term of the 1996 Stock Option Plan to three non-employee directors under the automatic grant provisions of the plan. The dollar value is fixed at $100,000 per director on the date of grant, and the amount shown assumes that Aware will have three non-employee directors on that date. The amount shown does not include the dollar value of shares of common stock issuable pursuant to additional nonqualified options that may be granted on a discretionary basis.

(3) The number of shares underlying the options to be granted is not determinable at this time. The number of shares underlying the options to be granted to each non-employee director will be determined by dividing $100,000 by the fair market value of the common stock on the date of grant, determined in accordance with the terms of the 1996 Stock Option Plan.

     Michael A. Tzannes, Aware's President and Chief Executive Officer, has received options to purchase 635,000 shares of common stock under the 1996 Stock Option Plan. David C. Hunter, Aware's Executive Vice President and Chief Operating Officer, and the nominee for election as a director, has received options to purchase 435,000 shares of common stock under the 1996 Stock Option Plan. Richard P. Moberg, Aware's Chief Financial Officer and Treasurer, has received options to purchase 200,000 shares of common stock under the 1996 Stock Option Plan. Edmund C. Reiter, Aware's Senior Vice President, has received options to purchase 285,000 shares of common stock under the 1996 Stock Option Plan. James
C. Bender, Aware's former President and former Chief Executive Officer, received options to purchase 110,000 shares of common stock under the 1996 Stock Option Plan. All current executive officers of Aware as a group have received options to purchase 1,555,000 shares of common stock under the 1996 Stock Option Plan. All current directors who are not also executive officers of Aware as a group have received options to purchase 122,653 shares of common stock under the 1996 Stock Option Plan. All employees who are not executive officers of Aware as a group have received options to purchase 1,465,212 shares of common stock under the 1996 Stock Option Plan. As of March 31, 1999, 3,037,876 shares of common stock were subject to outstanding options granted under the 1996 Stock Option Plan, as amended, 794,989 shares of common stock had been purchased upon exercise of options granted thereunder and 1,167,135 shares of common stock remained available for future grants. As of March 31, 1999, option prices and expiration dates for outstanding options granted under the 1996 Stock Option Plan ranged from $5.50 to $34.0625 per share and from May 21, 2003 to March 5, 2009, respectively. Some of the foregoing options were granted in reliance upon the amendments to the 1996 Stock Option Plan. If the stockholders do not approve the proposal to amend the plan, these options will remain outstanding but will be deemed to have been granted outside the plan.

     If the stockholders approve the proposal to amend the 1996 Stock Option Plan, each future nominee for election as a director who is elected as a director and who qualifies as a non-employee director of Aware will be eligible to receive options pursuant to the automatic grant provisions of the plan. The options they will receive pursuant to the automatic grant provisions of the plan will be identical to those described in the foregoing table. Except as described above, Aware cannot determine at this time the number of options that may be received by any other person, including any executive officer, director or director-nominee, or any associate of any executive officer, director or director-nominee, nor can Aware identify each person who may receive more than five percent of the options that will be authorized by the proposed amendment, other than those identified in the foregoing table.

  Amendment of 1996 Stock Option Plan

     The board of directors may amend or terminate the 1996 Stock Option Plan at any time and from time to time. If an amendment would increase the number of shares of common stock that may be issued under the plan or would change the provisions regarding eligibility to participate in the plan, the amendment will not be effective unless approved by the stockholders within 12 months before or after the adoption of the amendment. In addition, the provisions regarding the automatic grant of options to non-employee directors may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder. The plan also expressly authorizes the board of directors to amend the plan to conform it to the provisions of Rule 16b-3 under the Securities Exchange Act of 1934, as it may be amended from time to time.

  Federal Income Tax Information With Respect to the 1996 Stock Option Plan

     The holder of a nonqualified option recognizes no income for federal income tax purposes on the grant of the option. On the exercise of a nonqualified option, the difference between the fair market value of the underlying shares of common stock on the exercise date and the option exercise price is treated as compensation to the holder of the option taxable as ordinary income in the year of exercise. Such fair market value becomes the basis for the underlying shares which will be used in computing any capital gain or loss upon disposition of such shares.

     The holder of an incentive option recognizes no income for federal income tax purposes on the grant of the option. Except as provided below with respect to the alternative minimum tax, there is no tax upon exercise of an incentive option. If the holder does not dispose of the shares acquired upon exercise of the incentive option within two years from the date of the grant of the incentive option or within one year after exercise of the incentive option, any gain realized by the option holder on the subsequent sale of those shares will be treated for federal income tax purposes as long-term capital gain if the shares were held for more than 12 months. If the holder sells the shares before the expiration of such two-year and one-year periods (a "disqualifying disposition"), the difference between the lesser of the value of the shares at the date of exercise or at the date of sale and the exercise price of the incentive option will be treated as compensation to the option holder taxable as ordinary income and the excess gain, if any, will be treated as capital gain. That capital gain will be long-term capital gain if the shares were held for more than 12 months.

     The excess of the fair market value of the underlying shares of common stock over the exercise price at the time of exercise of an incentive option will constitute an item of tax preference for purposes of the alternative minimum tax. Taxpayers who incur the alternative minimum tax will be allowed a credit which may be carried forward indefinitely to be used as a credit against the taxpayer's regular tax liability in a later year; however, the alternative minimum tax credit can not reduce the regular tax below the alternative minimum tax for that carryover year.

     Generally, subject to certain limitations, Aware may deduct on its corporate income tax returns, in the year in which an option holder recognizes ordinary income upon (1) the exercise of a nonqualified option or (2) a disqualifying disposition of an incentive option, an amount equal to the amount recognized by the option holder as ordinary income upon the occurrence of such exercise or disqualifying disposition.

     The 1996 Stock Option Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, nor is the plan qualified under Section 401(a) of the Internal Revenue Code.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires Aware's executive officers and directors, as well as persons who own more than 10% of Aware's common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Regulations of the SEC require such executive officers, directors and stockholders to furnish Aware with copies of all Section 16(a) forms they file.

     Based solely upon a review of the Forms 3, 4 and 5 and amendments thereto furnished to Aware with respect to 1998, or written representations that Form 5 was not required for 1998, Aware believes that all Section 16(a) filing requirements applicable to its executive officers, directors and greater-than-10% stockholders were fulfilled in a timely manner.

                            INDEPENDENT ACCOUNTANTS

     The board of directors has selected Deloitte & Touche LLP as independent accountants to audit the financial statements of Aware for the fiscal year ending December 31, 1999.

     Aware expects that representatives of Deloitte & Touche LLP will be present at the annual meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

                             STOCKHOLDER PROPOSALS

     If any stockholder would like to include any proposal in Aware's proxy materials for its next annual meeting of stockholders or special meeting in lieu thereof, the stockholder must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934. Among other requirements, Aware must receive the proposal at its executive offices no later than December 10, 1999.

                             AVAILABLE INFORMATION

     STOCKHOLDERS OF RECORD ON MARCH 31, 1999 WILL RECEIVE COPIES OF THIS PROXY STATEMENT AND AWARE'S 1998 ANNUAL REPORT TO STOCKHOLDERS, WHICH CONTAINS DETAILED FINANCIAL INFORMATION CONCERNING AWARE. AWARE WILL MAIL, WITHOUT CHARGE, A COPY OF AWARE'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998 (EXCLUDING EXHIBITS) TO ANY STOCKHOLDER WHOSE PROXY AWARE IS SOLICITING IF THE STOCKHOLDER REQUESTS IT IN WRITING. PLEASE SUBMIT ANY SUCH WRITTEN REQUEST TO MR. RICHARD P. MOBERG, CHIEF FINANCIAL OFFICER AND TREASURER, AWARE, INC., 40 MIDDLESEX TURNPIKE, BEDFORD, MASSACHUSETTS 01730.

                                                                     AWARE-PS-99

                                                                         ANNEX A

                                   AWARE, INC.

                             1996 STOCK OPTION PLAN


SECTION 1.  PURPOSE

     This 1996 Stock Option Plan (the "Plan") of Aware, Inc., a Massachusetts corporation (the "Company"), is designed to provide additional incentive to executives and other key employees of the Company and its subsidiaries and for certain other individuals providing services to or acting as directors of the Company and its subsidiaries. The Company intends that this purpose will be effected by the granting of incentive stock options ("Incentive Stock Options") as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonqualified stock options ("Nonqualified Options") under the Plan which afford such executives, key employees, directors and other eligible individuals an opportunity to acquire or increase their proprietary interest in the Company through the acquisition of shares of its Common Stock. The Company intends that Incentive Stock Options issued under the Plan will qualify as "incentive stock options" as defined in Section 422 of the Code and the terms of the Plan shall be interpreted in accordance with this intention. The term "subsidiary" shall have the meaning set forth in Section 424 of the Code.

SECTION 2.  ADMINISTRATION

     2.1 THE COMMITTEE. Unless otherwise determined by the Board, the Plan shall be administered by a Committee (the "Committee") consisting of at least two (2) "Outside Directors" who may also be members of the Compensation Committee. As used herein, the term "Outside Director" means any director who
(i) is not an employee of the Company or of any "affiliated group," as such term is defined in Section 1504(a) of the Code, which includes the Company (an "Affiliate"), (ii) is not a former employee of the Company or any Affiliate who is receiving compensation for prior services (other than benefits under a tax-qualified retirement plan) during the Company's or any Affiliate's taxable year, (iii) has not been an officer of the Company or any Affiliate and (iv) does not receive remuneration from the Company or any Affiliate, either directly or indirectly, in any capacity other than as a director. None of the members of the Committee shall have been granted any incentive stock option or nonqualified option under this Plan (other than pursuant to Section 4.4) or any other stock option plan of the Company within one year prior to service on the Committee. It is the intention of the Company that the Plan shall be administered by "disinterested persons" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"), but the authority and validity of any act taken or not taken by the Committee shall not be affected if any person administering the Plan is not a disinterested person. Except as specifically reserved to the Company's Board of Directors (the "Board") under the terms of the Plan, the Committee shall have full and final authority to operate, manage and administer the Plan on behalf of the Company. Action by the Committee shall require the affirmative vote of a majority of all members thereof.

     2.2 POWERS OF THE COMMITTEE. Subject to the terms and conditions of the Plan, the Committee shall have the power:

            (a) To determine from time to time the persons eligible to receive options and the options to be granted to such persons under the Plan and to prescribe the terms, conditions, restrictions, if any, and provisions (which need not be identical) of each option granted under the Plan to such persons;

            (b) To construe and interpret the Plan and options granted thereunder and to establish, amend, and revoke rules and regulations for administration of the Plan. In this connection, the Committee may correct any defect or supply any omission, or reconcile any inconsistency in the Plan, or in any option agreement, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. All decisions and determinations by the Committee in the exercise of this power shall be final and binding upon the Company and optionees;

            (c) To make, in its sole discretion, changes to any outstanding option granted under the Plan, including: (i) to reduce the exercise price,
     (ii) to accelerate the vesting schedule or (iii) to extend the expiration date; and

            (d) Generally, to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of the Company with respect to the Plan.

SECTION 3.  STOCK

     3.1 STOCK TO BE ISSUED. The stock subject to the options granted under the Plan shall be shares of the Company's authorized but unissued Common Stock, $.01 par value (the "Common Stock"), or shares of the Company's Common Stock held in treasury. The total number of shares that may be issued pursuant to options granted under the Plan shall not exceed an aggregate of 5,000,000 shares of Common Stock; provided, however, that the class and aggregate number of shares which may be subject to options granted under the Plan shall be subject to adjustment as provided in Section 8 hereof.

     3.2 EXPIRATION, CANCELLATION OR TERMINATION OF OPTION. Whenever any outstanding option under the Plan expires, is cancelled or is otherwise terminated (other than by exercise), the shares of Common Stock allocable to the unexercised portion of such option may again be the subject of options under the Plan.

     3.3 LIMITATION ON GRANTS. In no event may any Plan participant be granted options with respect to more than 250,000 shares of Common Stock in any calendar year. The number of shares of Common Stock issuable pursuant to an option granted to a Plan participant in a calendar year that is subsequently forfeited, cancelled or otherwise terminated shall continue to count toward the foregoing limitation in such calendar year. In addition, if the exercise price of an option is subsequently reduced, the transaction shall be deemed a cancellation of the original option and the grant of a new one so that both transactions shall count toward the maximum shares issuable in the calendar year of each respective transaction.

SECTION 4.  ELIGIBILITY

     4.1 PERSONS ELIGIBLE. Incentive Stock Options under the Plan may be granted only to officers and other employees of the Company or its subsidiaries. Nonqualified Options may be granted to officers or other employees of the Company or its subsidiaries, and to members of the Board and consultants or other persons who render services to the Company (regardless of whether they are also employees), provided, however, that no such option may be granted to a person who is a member of the Committee at the time of grant other than pursuant to Section 4.4.

     4.2 GREATER-THAN-TEN-PERCENT STOCKHOLDERS. Except as may otherwise be permitted by the Code or other applicable law or regulation, no Incentive Stock Option shall be granted to an individual who, at the time the option is granted, owns (including ownership attributed pursuant to Section 424 of the Code) more than ten percent of the total combined voting power of all classes of stock of the Company or any subsidiary (a "greater-than-ten-percent stockholder"), unless such Incentive Stock Option provides that (i) the purchase price per share shall not be less than one hundred ten percent of the fair market value of the Common Stock at the time such option is granted, and (ii) that such option shall not be exercisable to any extent after the expiration of five years from the date it is granted.

     4.3 MAXIMUM AGGREGATE FAIR MARKET VALUE. The aggregate fair market value (determined at the time the option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any optionee during any calendar year (under the Plan and any other plans of the Company or its subsidiary for the issuance of incentive stock options) shall not exceed $100,000 (or such greater amount as may from time to time be permitted with respect to incentive stock options by the Code or any other applicable law or regulation).

     4.4 OPTION GRANTS TO NON-EMPLOYEE DIRECTORS. As compensation for services to the Company, each director of the Company who is not an employee of the Company or any subsidiary of the Company (a "Non-Employee Director") shall, at the first meeting of the Board of Directors following each annual meeting of stockholders, commencing with the first meeting of the Board of Directors following the Company's annual meeting of stockholders in 1997, be automatically granted a Nonqualified Option (the "Director Option") to purchase that number of shares of Common Stock of the Company determined by dividing $100,000 by the exercise price per share of Common Stock determined in accordance with this
Section 4.4.

     Each Director Option shall have a term of six years and shall vest in twelve equal consecutive quarterly installments, the first to vest on the last day of the month following the month in which the grant occurs. In the event that a director's position as such terminates or is terminated by reason of his death, permanent and total disability, resignation (other than at the request of the Board), removal by the Board or the Company's stockholders, or refusal to accept the Company's nomination for reelection, any Director Option held by such director shall cease to vest and shall expire sixty days thereafter. In all other cases, a Director Option shall continue to vest after termination of the holder's position as a director and shall expire on the sixth anniversary of the date of grant.

     The exercise price per share of Common Stock of each Director Option shall be equal to the fair market value of the Common Stock on the date the Director Option is granted, determined in accordance with the provisions of Section 6.3.

     Notwithstanding any other provision of this Section 4.4, no Director Option shall be granted prior to the first meeting of the Board of Directors following the annual meeting of stockholders in 1999 to any individual who was or became a director of the Company, and was granted an option to purchase Common Stock of the Company, after December 31, 1995 and before the first meeting of the Board of Directors following the annual meeting of stockholders in 1997.

     No Director Option granted under this Section 4.4 shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and such Options shall be exercisable during the optionee's lifetime only by the optionee. Any Director Option granted to a Non-Employee Director and outstanding on the date of his or her death may be exercised by the legal representative or legatee of the optionee until the expiration of the option.

     Director Options granted under this Section 4.4 may be exercised only by written notice to the Company specifying the number of shares to be purchased. Payment of the full purchase may be made by one or more of the methods specified in Section 7.2. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of an option and not as to unexercised options.

     The provisions of this Section 4.4 shall apply only to options granted or to be granted to Non-Employee Directors, and shall not be deemed to modify, limit or otherwise apply to any other provision of this Plan or to any option issued under this Plan to a participant who is not a Non-Employee Director of the Company. To the extent inconsistent with the provisions of any other Section of this Plan, the provisions of this Section 4.4 shall govern the terms of, and the rights and obligations of the Company and Non-Employee Directors respecting, Director Options granted or to be granted to Non-Employee Directors.

     This Section 4.4 may be modified or abrogated at any time if the Board determines that it or any provision in it is unnecessary for compliance or is in conflict with Rule 16b-3 under the Exchange Act.

SECTION 5.  TERMINATION OF EMPLOYMENT OR DEATH OF OPTIONEE

     5.1 TERMINATION OF EMPLOYMENT. Except as may be otherwise expressly provided herein, options shall terminate on the earlier of:

            (a)   the date of expiration thereof,

            (b) the date of termination of the optionee's employment with or services to the Company by it for cause (as determined by the Company), or voluntarily by the optionee; or

            (c) thirty days after the date of termination of the optionee's employment with or services to the Company by it without cause;

PROVIDED THAT Nonqualified Options granted to persons who are not employees of the Company need not, unless the Committee determines otherwise, be subject to the provisions set forth in clauses (b) and (c) above.

     An employment relationship between the Company and the optionee shall be deemed to exist during any period in which the optionee is employed by the Company or any subsidiary. Whether authorized leave of absence, or absence on military or government service, shall constitute termination of the employment relationship between the Company and the optionee shall be determined by the Committee at the time thereof.

     As used herein, "cause" shall mean (x) any material breach by the optionee of any agreement to which the optionee and the Company are both parties, (y) any act or omission to act by the optionee which may have a material and adverse effect on the Company's business or on the optionee's ability to perform services for the Company, including, without limitation, the commission of any crime (other than ordinary traffic violations), or (z) any material misconduct or material neglect of duties by the optionee in connection with the business or affairs of the Company or any affiliate of the Company.

     5.2 DEATH OR PERMANENT DISABILITY OF OPTIONEE. In the event of the death or permanent and total disability of the holder of an option prior to termination of the optionee's employment with or services to the Company and before the date of expiration of such option, such option shall terminate on the earlier of such date of expiration or one year following the date of such death or disability. After the death of the optionee, his/her executors, administrators or any person or persons to whom his/her option may be transferred by will or by the laws of descent and distribution, shall have the right, at any time prior to such termination, to exercise the option to the extent the optionee was entitled to exercise such option immediately prior to his/her death. Permanent and total disability shall be determined in accordance with Section 22(e)(3) of the Code and the regulations issued thereunder.

SECTION 6.  TERMS OF THE OPTION AGREEMENTS

     Each option agreement shall be in writing and shall contain such terms, conditions, restrictions, if any, and provisions as the Committee shall from time to time deem appropriate. Such provisions or conditions may include without limitation restrictions on transfer, repurchase rights, or such other provisions as shall be determined by the Committee; PROVIDED THAT such additional provisions shall not be inconsistent with any other term or condition of the Plan and such additional provisions shall not cause any Incentive Stock Option granted under the Plan to fail to qualify as an incentive option within the meaning of Section 422 of the Code. Option agreements need not be identical, but each option agreement by appropriate language shall include the substance of all of the following provisions:

     6.1 EXPIRATION OF OPTION. Subject to Section 4.4 hereof, notwithstanding any other provision of the Plan or of any option agreement, each option shall expire on the date specified in the option agreement, which date shall not, in the case of an Incentive Stock Option, be later than the tenth anniversary (fifth anniversary in the case of a greater-than-ten-percent stockholder) of the date on which the option was granted, or as specified in Section 5 hereof.

     6.2 EXERCISE. Subject to Sections 4.4 and 7.3 hereof, each option may be exercised, so long as it is valid and outstanding, from time to time in part or as a whole, subject to any limitations with respect to the number of shares for which the option may be exercised at a particular time and to such other conditions as the Committee in its discretion may specify upon granting the option.

     6.3 PURCHASE PRICE. Subject to Section 4.4 hereof, the purchase price per share under each option shall be determined by the Committee at the time the option is granted; provided, however, that the option price of any Incentive Stock Option shall not, unless otherwise permitted by the Code or other applicable law or regulation, be less than the fair market value of the Common Stock on the date the option is granted (110% of the fair market value in the case of a greater-than-ten-percent stockholder). For the purpose of the Plan the fair market value of the Common Stock shall be the closing price per share on the date of grant of the option as reported by a nationally recognized stock exchange, or, if the Common Stock is not listed on such an exchange, as reported by the National Association of Securities Dealers Automated Quotation System, Inc. ("NASDAQ"), or, if the Common Stock is not quoted on NASDAQ, the fair market value as determined by the Committee.

     6.4 TRANSFERABILITY OF OPTIONS. Options shall not be transferable by the optionee otherwise than by will or under the laws of descent and distribution, and shall be exercisable, during his or her lifetime, only by him or her.

     6.5 RIGHTS OF OPTIONEES. No optionee shall be deemed for any purpose to be the owner of any shares of Common Stock subject to any option unless and until the option shall have been exercised pursuant to the terms thereof, and the Company shall have issued and delivered the shares to the optionee.

     6.6 REPURCHASE RIGHT. The Committee may in its discretion provide upon the grant of any option hereunder that the Company shall have an option to repurchase upon such terms and conditions as determined by the Committee all or any number of shares purchased upon exercise of such option. The repurchase price per share payable by the Company shall be such amount or be determined by such formula as is fixed by the Committee at the time the option for the shares subject to repurchase is granted. In the event the Committee shall grant options subject to the Company's repurchase option, the certificates representing the shares purchased pursuant to such option shall carry a legend satisfactory to counsel for the Company referring to the Company's repurchase option.

     6.7 "LOCKUP" AGREEMENT. The Committee may in its discretion specify upon granting an option that the optionee shall agree for a period of time (not to exceed 180 days) from the effective date of any registration of securities of the Company (upon request of the Company or the underwriters managing any underwritten offering of the Company's securities), not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares issued pursuant to the exercise of such option, without the prior written consent of the Company or such underwriters, as the case may be.

SECTION 7.  METHOD OF EXERCISE; PAYMENT OF PURCHASE PRICE

     7.1 METHOD OF EXERCISE. Any option granted under the Plan may be exercised by the optionee by delivering to the Company on any business day a written notice specifying the number of shares of Common Stock the optionee then desires to purchase and specifying the address to which the certificates for such shares are to be mailed (the "Notice"), accompanied by payment for such shares.

     7.2 PAYMENT OF PURCHASE PRICE. Payment for the shares of Common Stock purchased pursuant to the exercise of an option shall be made by:

            (a) cash in an amount, or a check, bank draft or postal or express money order payable in an amount, equal to the aggregate exercise price for the number of shares specified in the Notice;

            (b) with the consent of the Committee, shares of Common Stock of the Company having a fair market value (as defined for purposes of Section
     6.3 hereof) equal to such aggregate exercise price;

            (c) with the consent of the Committee, a personal recourse note issued by the optionee to the Company in a principal amount equal to such aggregate exercise price and with such other terms, including interest rate and maturity, as the Committee may determine in its discretion; PROVIDED THAT the interest rate borne by such note shall not be less than the lowest applicable federal rate, as defined in Section 1274(d) of the Code;

            (d) with the consent of the Committee, such other consideration that is acceptable to the Committee and that has a fair market value, as determined by the Committee, equal to such aggregate exercise price, including any broker-directed cashless exercise/resale procedure adopted by the Committee; or

            (e) with the consent of the Committee, any combination of the foregoing.

As promptly as practicable after receipt of the Notice and accompanying payment, the Company shall deliver to the optionee certificates for the number of shares with respect to which such option has been so exercised, issued in the optionee's name; provided, however, that such delivery shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to the optionee, at the address specified in the Notice.

     7.3 SPECIAL LIMITS AFFECTING SECTION 16(b) OPTION HOLDERS. Shares issuable upon exercise of options granted to a person who in the opinion of the Committee may be deemed to be a director or officer of the Company within the meaning of Section 16(b) of the Exchange Act and the rules and regulations thereunder shall not be sold or disposed of until after the expiration of six months following the date of grant.

SECTION 8.  CHANGES IN COMPANY'S CAPITAL STRUCTURE

     8.1 RIGHTS OF COMPANY. The existence of outstanding options shall not affect in any way the right or power of the Company or its stockholders to make or authorize, without limitation, any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of Common Stock, or any issue of bonds, debentures, preferred or prior preference stock or other capital stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     8.2 RECAPITALIZATION, STOCK SPLITS AND DIVIDENDS. If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Common Stock outstanding, in any such case without receiving compensation therefor in money, services or property, then (i) the number, class, and price per share of shares of stock subject to outstanding options hereunder shall be appropriately adjusted in such a manner as to entitle an optionee to receive upon exercise of an option, for the same aggregate cash consideration, the same total number and class of shares as he or she would have received as a result of the event requiring the adjustment had he or she exercised his or her option in full immediately prior to such event; (ii) the number and class of shares with respect to which options may be granted under the Plan; and (iii) the number and class of shares set forth in Sections 3.3 and
4.4 shall be adjusted by substituting for the total number of shares of Common Stock then reserved for issuance under the Plan that number and class of shares of stock that the owner of an equal number of outstanding shares of Common Stock would own as the result of the event requiring the adjustment.

     8.3 MERGER WITHOUT CHANGE OF CONTROL. After a merger of one or more corporations into the Company, or after a consolidation of the Company and one or more corporations in which (i) the Company shall be the surviving corporation, and (ii) the stockholders of the Company immediately prior to such merger or consolidation own after such merger or consolidation shares representing at least fifty percent of the voting power of the Company, each holder of an outstanding option shall, at no additional cost, be entitled upon exercise of such option to receive in lieu of the number of shares as to which such option shall then be so exercisable, the number and class of shares of stock or other securities to which such holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, such holder had been the holder of record of a number of shares of Common Stock equal to the number of shares for which such option was exercisable.

     8.4 SALE OR MERGER WITH CHANGE OF CONTROL. If the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation, or if there is a merger or consolidation where the Company is the surviving corporation but the stockholders of the Company immediately prior to such merger or consolidation do not own after such merger or consolidation shares representing at least fifty percent of the voting power of the Company, or if the Company is liquidated, or sells or otherwise disposes of substantially all of its assets to another corporation while unexercised options remain outstanding under the Plan, (i) subject to the provisions of clause (iii) below, after the effective date of such merger, consolidation, liquidation, sale or disposition, as the case may be, each holder of an outstanding option shall be entitled, upon exercise of such option, to receive, in lieu of shares of Common Stock, shares of such stock or other securities, cash or property as the holders of shares of Common Stock received pursuant to the terms of the merger, consolidation, liquidation, sale or disposition; (ii) the Committee may accelerate the time for exercise of all unexercised and unexpired options to and after a date prior to the effective date of such merger, consolidation, liquidation, sale or disposition, as the case may be, specified by the Committee; or (iii) all outstanding options may be cancelled by the Committee as of the effective date of any such merger, consolidation, liquidation, sale or disposition provided that (x) notice of such cancellation shall be given to each holder of an option and (y) each holder of an option shall have the right to exercise such option to the extent that the same is then exercisable or, if the Committee shall have accelerated the time for exercise of all unexercised and unexpired options, in full during the 30-day period preceding the effective date of such merger, consolidation, liquidation, sale or disposition.

     8.5 ADJUSTMENTS TO COMMON STOCK SUBJECT TO OPTIONS. Except as herein before expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to outstanding options.

     8.6 MISCELLANEOUS. Adjustments under this Section 8 shall be determined by the Committee, and such determinations shall be conclusive. No fractional shares of Common Stock shall be issued under the Plan on account of any adjustment specified above.

SECTION 9.  GENERAL RESTRICTIONS

     9.1 INVESTMENT REPRESENTATIONS. The Company may require any person to whom an option is granted, as a condition of exercising such option, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock subject to the option for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws.

     9.2 COMPLIANCE WITH SECURITIES LAWS. The Company shall not be required to sell or issue any shares under any option if the issuance of such shares shall constitute a violation by the optionee or by the Company of any provisions of any law or regulation of any governmental authority. In addition, in connection with the Securities Act of 1933, as now in effect or hereafter amended (the "Act"), upon exercise of any option, the Company shall not be required to issue such shares unless the Committee has received evidence satisfactory to it to the effect that the holder of such option will not transfer such shares except pursuant to a registration statement in effect under such Act or unless an opinion of counsel satisfactory to the Company has been received by the Company to the effect that such registration is not required. Any determination in this connection by the Committee shall be final, binding and conclusive. In the event the shares issuable on exercise of an option are not registered under the Act, the Company may imprint upon any certificate representing shares so issued the following legend or any other legend which counsel for the Company considers necessary or advisable to comply with the Act and with applicable state securities laws:

            The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 or under the securities laws of any State and may not be sold or transferred except upon such registration or upon receipt by the Corporation of an opinion of counsel satisfactory to the Corporation, in form and substance satisfactory to the Corporation, that registration is not required for such sale or transfer.

     The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Act; and in the event any shares are so registered the Company may remove any legend on certificates representing such shares. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

     9.3 EMPLOYMENT OBLIGATION. The granting of any option shall not impose upon the Company any obligation to employ or continue to employ any optionee; and the right of the Company to terminate the employment of any officer or other employee shall not be diminished or affected by reason of the fact that an option has been granted to him or her.

SECTION 10.  WITHHOLDING TAXES

     10.1 RIGHTS OF COMPANY. The Company may require an employee exercising a Nonqualified Option, or disposing of shares of Common Stock acquired pursuant to the exercise of an Incentive Option in a disqualifying disposition (as defined in Section 421(b) of the Code), to reimburse the Company for any taxes required by any government to be withheld or otherwise deducted and paid by the Company in respect of the issuance or disposition of such shares. In lieu thereof, the Company shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Company to the employee upon such terms and conditions as the Company may prescribe. The Company may, in its discretion, hold the stock certificate to which such employee is otherwise entitled upon the exercise of an Option as security for the payment of any such withholding tax liability, until cash sufficient to pay that liability has been received or accumulated.

     10.2 PAYMENT IN SHARES. An employee may elect to have such tax with-holding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Common Stock to be issued pursuant to the exercise of a Nonqualified Option a number of shares with an aggregate fair market value (as defined in Section 6.3 hereof determined as of the date the withholding is effected) that would satisfy the withholding amount due with respect to such exercise, or (ii) transferring to the Company shares of Common Stock owned by the employee with an aggregate fair market value (as defined in Section 6.3 hereof determined as of the date the withholding is effected) that would satisfy the withholding amount due. With respect to any employee who is subject to Section 16 of the Exchange Act, the following additional restrictions shall apply:

            (a) the election to satisfy tax withholding obligations relating to an option exercise in the manner permitted by this Section 10.2 shall be made either (1) during the period beginning on the third business day following the date of release of quarterly or annual summary statements of sales and earnings of the Company and ending on the twelfth business day following such date, or (2) at least six (6) months prior to the date of exercise of the option;

            (b)   such election shall be irrevocable;

            (c) such election shall be subject to the consent or approval of the Committee; and

            (d) the Common Stock withheld to satisfy tax withholding, if granted at the discretion of the Committee, must pertain to an option which has been held by the employee for at least six (6) months from the date of grant of the option.

     10.3 NOTICE OF DISQUALIFYING DISPOSITION. Each holder of an Incentive Option shall agree to notify the Company in writing immediately after making a disqualifying disposition (as defined in Section 421(b) of the Code) of any Common Stock purchased upon exercise of the Incentive Option.

SECTION 11.  AMENDMENT OR TERMINATION OF PLAN

     11.1 AMENDMENT. The Board may terminate the Plan and may amend the Plan at any time, and from time to time, subject to the limitation that, except as provided in Section hereof, no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law and regulations, at an annual or special meeting held within 12 months before or after the date of adoption of such amendment, in any instance in which such amendment would: (i) increase the number of shares of Common Stock that may be issued under, or as to which Options may be granted pursuant to, the Plan; or
(ii) change in substance the provisions of Section hereof relating to eligibility to participate in the Plan. In addition, the provisions of Section
4.4 shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder. Without limiting the generality of the foregoing, the Board is expressly authorized to amend the Plan, at any time and from time to time, to confirm it to the provisions of Rule 16b-3 under the Exchange Act, as that Rule may be amended from time to time.

     Except as provided in Section hereof, the rights and obligations under any option granted before amendment of this Plan or any unexercised portion of such option shall not be adversely affected by amendment of this Plan or such option without the consent of the holder of such option.

     11.2 TERMINATION. This Plan shall terminate as of the tenth anniversary of its effective date. The Board may terminate this Plan at any earlier time for any or no reason. No Option may be granted after the Plan has been terminated. No Option granted while this Plan is in effect shall be altered or impaired by termination of this Plan, except upon the consent of the holder of such Option. The power of the Committee to construe and interpret this Plan and the Options granted prior to the termination of this Plan shall continue after such termination.

SECTION 12.  NONEXCLUSIVITY OF PLAN

     Neither the adoption of this Plan by the Board of Directors nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

SECTION 13.  EFFECTIVE DATE AND DURATION OF PLAN

     This Plan shall become effective upon its adoption by the Board, PROVIDED that the stockholders of the Company shall have approved this Plan within twelve months prior to or following the adoption of this Plan by the Board. Subject to the foregoing, options may be granted under the Plan at any time subsequent to its effective date; PROVIDED, HOWEVER, that (a) no such option shall be exercised or exercisable unless the stockholders of the Company shall have approved the Plan within twelve months prior to or following the adoption of this Plan by the Board, and (b) all options issued prior to the date of such stockholders' approval shall contain a reference to such condition. No option may be granted under the Plan after the tenth anniversary of the effective date. The Plan shall terminate (i) when the total amount of the Common Stock with respect to which options may be granted shall have been issued upon the exercise of options or (ii) by action of the Board of Directors pursuant to Section 11 hereof, whichever shall first occur.

SECTION 14.  PROVISIONS OF GENERAL APPLICATION

     14.1 SEVERABILITY. The invalidity or unenforceability of any provision of this Plan shall not affect the validity or enforceability of any other provision of this Plan, each of which shall remain in full force and effect.

     14.2 CONSTRUCTION. The headings in this Plan are included for convenience only and shall not in any way effect the meaning or interpretation of this Plan. Any term defined in the singular shall include the plural, and vice versa. The words "herein," "hereof" and "hereunder" refer to this Plan as a whole and not to any particular part of this Plan. The word "including" as used herein shall not be construed so as to exclude any other thing not referred to or described.

     14.3 FURTHER ASSURANCES. The Company and any holder of an option shall from time to time execute and deliver any and all further instruments, documents and agreements and do such other and further acts and things as may be required or useful to carry out the intent and purpose of this Plan and such option and to assure to the Company and such option holder the benefits contemplated by this Plan; PROVIDED, HOWEVER, that neither the Company nor any option holder shall in any event be required to take any action inconsistent with the provisions of this Plan.

     14.4 GOVERNING LAW. This Plan and each Option shall be governed by the laws of The Commonwealth of Massachusetts.


                                     * * *

                                   AWARE, INC.

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 25, 1999

The undersigned stockholder of Aware, Inc. (the "Company"), revoking all prior proxies, hereby appoints Michael A. Tzannes, Richard P. Moberg and Robert L. Birnbaum, or any of them acting singly, proxies, with full power of substitution, to vote all shares of capital stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Renaissance Bedford Hotel, 44 Middlesex Turnpike, Bedford, Massachusetts, on Tuesday, May 25, 1999, beginning at 10:00 A.M., local time, and at any adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders dated April 9, 1999 and the related Proxy Statement, copies of which have been received by the undersigned, and in their discretion upon any business that may properly come before the Annual Meeting or any adjournments thereof. Attendance of the undersigned at the Annual Meeting or any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate in writing the intention of the undersigned to vote the shares represented hereby in person prior to the exercise of this proxy.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN WITH RESPECT TO EITHER OF THE PROPOSALS SET FORTH ON THE REVERSE SIDE, WILL BE VOTED FOR THE ELECTION OF THE NOMINEE OF SUCH PROPOSAL OR OTHERWISE IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

Please promptly date and sign this proxy and mail it in the enclosed envelope to assure representation of your shares. No postage need be affixed if mailed in the United States.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear on stock certificate. If shares are held as joint tenants, both should sign. If stockholder is a corporation, please sign full corporate name by president or other authorized officer and, if a partnership, please sign full partnership name by an authorized partner or other authorized person. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

HAS YOUR ADDRESS CHANGED?                  DO YOU HAVE ANY COMMENTS?

__________________________________         _____________________________________

__________________________________         _____________________________________

__________________________________         _____________________________________

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE
                                                                                                            With-
                                                                                                       For   hold
          AWARE, INC.                                     1.  To elect David C. Hunter as a Class      [  ]  [  ]
                                                              III director of the Company.

                                                              NOTE: If you do not wish your shares voted "For"
                                                              the nominee, mark the "withhold" box.

                                                                                                     For   Against  Abstain
                                                           2. To approve the amendments to           [ ]     [ ]      [ ]
                                                              the Aware, Inc. 1996 Stock
                                                              Option Plan.
RECORD DATE SHARES:



                                                              Mark box at right if you plan to attend the  [  ]
                                                              Annual Meeting.

Please be sure to sign and date this Proxy.  Date______       Mark box at right if an address change or    [  ]
                                                              comment has been noted on the reverse side
                                                              of this card.


______________________________    _____________________________
Stockholder sign here             Co-owner sign here




DETACH CARD                                                                                               DETACH CARD
_________________________________________________________________________________________________________________________

                                     Please complete and return the proxy card above.

                        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AWARE, INC.

                                       A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE
                                    WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS
                        NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.